Exhibit 5.1

1251 Avenue of the Americas

20th Floor

New York, New York 10020

October 1, 2021

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, Massachusetts 01801

RE:	Biofrontera Inc., a Delaware corporation
Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Biofrontera Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-257722) filed by the Company with the Securities and Exchange Commission (“SEC”), including a related prospectus filed with the Registration Statement and any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to an underwritten public offering of: (i) the number of shares of the Company’s common stock, par value $0.001 per share, specified in the Registration Statement (together with any additional shares of the Company’s common stock, par value $0.001, that may be sold by the Company pursuant to Rule 462(b) under the Securities Act, the “Shares”), to be sold by the Company pursuant to the Underwriting Agreement (as defined below), and (ii) a warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Underwriters’ Warrant” and such shares underlying the Underwriters’ Warrant, the “Warrant Shares”) to be issued to Roth Capital Partners, LLC and The Benchmark Company, LLC (collectively, the “Underwriters”) pursuant to the underwriting agreement to be entered into by and among the Company and the Underwriters (the “Underwriting Agreement”) the form of which has been filed as Exhibit 1.1 to the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

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(a) the Registration Statement, including the exhibits being filed therewith;

(b) the form of Underwriting Agreement;

(c) the form of Underwriters’ Warrant.

Also, we have examined and relied upon the following:

(i) (A) (1) true and correct copies of the certificate of incorporation and amended and restated bylaws of the Company, each as in effect the date hereof and as amended to date, (2) the form of amended and restated certificate of incorporation to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering, filed as Exhibit 3.2 to the Registration Statement, and (3) the form of amended and restated bylaws of the Company to be in effect at the time of the consummation of the initial public offering, filed as Exhibit 3.4 to the Registration Statement, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares, the Underwriters’ Warrant and the Warrant Shares by the Company subject to further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a committee thereof (the “Authorizing Resolutions”) with respect to the pricing of the Shares; and

(ii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law and the laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company as set forth in the Underwriting Agreement and (iii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents. All forms of documents are substantially identical to

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the corresponding documents that will be filed with the appropriate government agency or executed by the applicable parties.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Underwriting Agreement are or will be, as of the date the Underwriting Agreement is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation and have or will have, as of the date the Underwriting Agreement is executed and delivered, the capacity and full power and authority to execute, deliver and perform the Underwriting Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Underwriting Agreement will have, as of the date the Underwriting Agreement is executed and delivered, the legal capacity to execute the Underwriting Agreement.

(e) Authorization, Execution and Delivery of the Underwriting Agreement. The Underwriting Agreement and the documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Underwriting Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date of the Underwriting Agreement, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Underwriters’ Warrant and the Warrant Shares as contemplated by the Registration Statement, Prospectus and the Underwriting Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Underwriting Agreement.

Our Opinion

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Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

(1) upon the proper filing of the amended and restated certificate of incorporation to be filed with the Secretary of State of the State of Delaware, substantially in the form filed as Exhibit 3.2 to the Registration Statement, the Shares, when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Registration Statement, (d) the Company has received the consideration provided for in the Underwriting Agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, such Shares will be validly issued, fully paid and non-assessable;

(2) the Underwriters’ Warrant, when (a) Authorizing Resolutions with respect to the Underwriters’ Warrant have been adopted, (b) the terms of the Underwriters’ Warrant and for their issuance have been established in conformity with such Authorizing Resolutions, (c) the Underwriters’ Warrant has been issued as contemplated by the Registration Statement and (d) the Underwriters’ Warrant has been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Underwriters’ Warrant, the Underwriters’ Warrant will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York; and

(3) the Warrant Shares issuable upon the exercise of the Underwriters’ Warrant, when (a) Authorizing Resolutions with respect to the Underwriters’ Warrant have been adopted, (b) the terms of the Underwriters’ Warrant and for their issuance have been established in conformity with such Authorizing Resolutions, (c) the Underwriters’ Warrant has been issued as contemplated by the Registration Statement, (d) the Underwriters’ Warrant has been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Underwriters’ Warrant and (e) issued upon exercise of the Underwriters’ Warrant against payment therefor, have been duly authorized and, when issued upon exercise of the Underwriters’ Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations.

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

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Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act, and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP

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